Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2014, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-199862) and related Prospectus of Autohome Inc. dated November 13, 2014.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

November 13, 2014